EXHIBIT 21.1

ASHFORD.COM, INC.
SUBSIDIARIES OF THE REGISTRANT

      NAME OF SUBSIDIARY                     JURISDICTION OF INCORPORATION   PERCENT OWNED
      ------------------------------------------------------------------------------------
      Ashford Buying Company, Inc.           Delaware                                 100%
      Ashford Corporate Gifts                Delaware                                 100%
      Ashford-Jasmin Fragrance Corporation   Delaware                                 100%